Exhibit 9.3

          FUND ACCOUNTING SERVICING AGREEMENT



     THIS AGREEMENT is made and entered into as of this
23rd  day of June, 1998, by and between Badgley  Funds,
Inc.,  a Maryland corporation (hereinafter referred  to
as   the  "Company")  and  Firstar  Trust  Company,   a
corporation organized under the laws of the State of Wisconsin (hereinafter referred to as "FTC").

     WHEREAS, the Company is an open-end management investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

     WHEREAS, FTC is in the business of providing, among other things, mutual fund accounting services to investment companies; and

     WHEREAS, the Company desires to retain FTC to provide accounting services to the Badgley Growth Fund
(the  "Growth  Fund"), the Badgley Balanced  Fund  (the
"Balanced Fund") and each additional series of the Company listed on Exhibit A attached hereto (each, a "Fund"), as it may be amended from time to time.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and FTC agree as follows:

1.   Appointment of Fund Accountant

     The Company hereby appoints FTC as Fund Accountant of the Company on the terms and conditions set forth in this Agreement, and FTC hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.   Duties and Responsibilities of FTC

     A.Portfolio Accounting Services:

          (1)   Maintain portfolio records on  a  trade
     date +1 basis using security trade information communicated from the investment manager.

          (2)   For each valuation date, obtain  prices
     from a pricing source approved by the Board of Directors of the Company and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Directors of the Company shall approve, in good faith, the method for determining the fair value for such securities.

          (3)   Identify interest and dividend  accrual
     balances as of each valuation date and calculate gross earnings on investments for the accounting period.

          (4)   Determine  gain/loss on security  sales
     and  identify  them as, short-term  or  long-term;
     account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

     B.Expense Accrual and Payment Services:

          (1)   For each valuation date, calculate  the
     expense accrual amounts as directed by the Company as to methodology, rate or dollar amount.

          (2)   Record payments for Fund expenses  upon
     receipt of written authorization from the Company.

          (3)    Account  for  Fund  expenditures   and
     maintain expense accrual balances at the level of accounting detail, as agreed upon by FTC and the Company.

          (4)   Provide  expense  accrual  and  payment
     reporting.

     C.Fund Valuation and Financial Reporting Services:

          (1) Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the transfer agent on a timely basis.

          (2)    Apply   equalization   accounting   as
     directed by the Company.

          (3)     Determine   net   investment   income
     (earnings) for the Fund as of each valuation date.
     Account for periodic distributions of earnings  to
     shareholders   and   maintain  undistributed   net
     investment income balances as of each valuation date.

          (4)   Maintain  a  general ledger  and  other
     accounts, books, and financial records for the Fund in the form as agreed upon.

          (5)   Determine the net asset  value  of  the
     Fund according to the accounting policies and procedures set forth in the Fund's Prospectus.

          (6) Calculate per share net asset value, per share net earnings, and other per share amounts reflective of Fund operations at such time as required by the nature and characteristics of the Fund.

          (7) Communicate, at an agreed upon time, the per share price for each valuation date to parties as agreed upon from time to time.

          (8)   Prepare monthly reports which  document
     the adequacy of accounting detail to support month-end ledger balances.

     D.Tax Accounting Services:

          (1)    Maintain  accounting records  for  the
     investment portfolio of the Fund to support the tax reporting required for IRS-defined regulated investment companies.

          (2)     Maintain  tax  lot  detail  for   the
     investment portfolio.

          (3)   Calculate taxable gain/loss on security
     sales using the tax lot relief method designated by the Company.

          (4)     Provide   the   necessary   financial
     information to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.

     E.Compliance Control Services:

          (1)   Support reporting to regulatory  bodies
     and  support  financial statement  preparation  by
     making the Fund's accounting records available  to
     the   Company,   the   Securities   and   Exchange
     Commission, and the outside auditors.

          (2) Maintain accounting records according to the 1940 Act and regulations provided thereunder.

3.   Pricing of Securities

     For  each  valuation date, obtain  prices  from  a
pricing  source  selected by FTC but  approved  by  the
Company's Board of Directors and apply those prices  to
the   portfolio  positions  of  the  Fund.   For  those
securities where market quotations are not readily available, the Company's Board of Directors shall approve, in good faith, the method for determining the fair value for such securities.

     If the Company desires to provide a price which varies from the pricing source, the Company shall promptly notify and supply FTC with the valuation of any such security on each valuation date. All pricing changes made by the Company will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new price(s) is/are effective.

4.   Changes in Accounting Procedures

     Any resolution passed by the Board of Directors of the Company that affects accounting practices and procedures under this Agreement shall be effective upon written receipt and acceptance by the FTC.

5.   Changes in Equipment, Systems, Service, Etc.

     FTC reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Company under this Agreement.

6.   Compensation

     FTC   shall  be  compensated  for  providing   the
services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time.
The Company agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the billing notice.

7.   Performance of Service;  Limitation of Liability

          A.    FTC  shall exercise reasonable care  in
     the   performance   of  its  duties   under   this
     Agreement.  FTC shall not be liable for any  error
     of  judgment  or mistake of law or  for  any  loss
     suffered by the Company in connection with matters
     to  which this Agreement relates, including losses
     resulting  from  mechanical  breakdowns   or   the
     failure of communication or power supplies  beyond
     FTC's  control, except a loss resulting from FTC's
     refusal  or  failure to comply with the  terms  of
     this  Agreement or from bad faith, negligence,  or
     willful  misconduct on its part in the performance
     of    its    duties    under    this    Agreement.
     Notwithstanding  any  other  provision   of   this
     Agreement,  the Company shall indemnify  and  hold
     harmless FTC from and against any and all  claims,
     demands,   losses,   expenses,   and   liabilities
     (whether with or without basis in fact or law)  of
     any   and   every  nature  (including   reasonable
     attorneys' fees) which FTC may sustain or incur or
     which  may  be asserted against FTC by any  person
     arising out of any action taken or omitted  to  be
     taken  by  it in performing the services hereunder
     (i) in accordance with the foregoing standards, or
     (ii)   in  reliance  upon  any  written  or   oral
     instruction provided to FTC by any duly authorized officer of the Company, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Directors of the Company.

          FTC  shall  indemnify and  hold  the  Company
     harmless  from  and against any  and  all  claims,
     demands,   losses,   expenses,   and   liabilities
     (whether with or without basis in fact or law)  of
     any   and   every  nature  (including   reasonable
     attorneys' fees) which the Company may sustain or incur or which may be asserted against the Company by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, its bad faith, negligence, or willful misconduct.

          In  the  event  of a mechanical breakdown  or
     failure of communication or power supplies  beyond
     its  control, FTC shall take all reasonable  steps
     to  minimize service interruptions for any  period
     that  such  interruption  continues  beyond  FTC's
     control.  FTC will make every reasonable effort to
     restore  any lost or damaged data and correct  any
     errors  resulting  from such a  breakdown  at  the
     expense of FTC.  FTC agrees that it shall, at  all
     times,  have  reasonable  contingency  plans  with
     appropriate  parties, making reasonable  provision
     for  emergency  use of electrical data  processing
     equipment  to the extent appropriate equipment  is
     available.   Representatives of the Company  shall
     be   entitled   to  inspect  FTC's  premises   and
     operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

          Regardless of the above, FTC reserves the right to reprocess and correct administrative errors at its own expense.

          B.     In   order  that  the  indemnification
     provisions contained in this section shall  apply,
     it   is  understood  that  if  in  any  case   the
     indemnitor may be asked to indemnify or  hold  the
     indemnitee harmless, the indemnitor shall be fully
     and   promptly  advised  of  all  pertinent  facts
     concerning the situation in question,  and  it  is
     further  understood that the indemnitee  will  use
     all  reasonable  care  to  notify  the  indemnitor
     promptly  concerning any situation which  presents
     or appears likely to present the probability of  a
     claim  for indemnification.  The indemnitor  shall
     have  the option to defend the indemnitee  against
     any  claim  which  may  be  the  subject  of  this
     indemnification.  In the event that the indemnitor
     so  elects,  it will so notify the indemnitee  and
     thereupon the indemnitor shall take over  complete
     defense of the claim, and the indemnitee shall  in
     such  situation initiate no further legal or other
     expenses  for  which it shall seek indemnification
     under  this section.  Indemnitee shall in no  case
     confess  any claim or make any compromise  in  any
     case  in  which the indemnitor will  be  asked  to
     indemnify   the   indemnitee   except   with   the
     indemnitor's prior written consent.

8.   No Agency Relationship

     Nothing  herein  contained  shall  be  deemed   to
authorize or empower FTC to act as agent for the other party to this Agreement, or to conduct business in the name of, or for the account of the other party to this Agreement.

9.   Records

     FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act, and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Company and will be preserved, maintained, and made available in accordance with such section and rules of the 1940 Act and will be promptly surrendered to the Company on and in accordance with its request.

10.  Data Necessary to Perform Services

     The  Company or its agent, which may be FTC, shall
furnish  to  FTC  the  data necessary  to  perform  the
services  described herein at such times  and  in  such
form as mutually agreed upon.  If FTC is also acting as
the  transfer  agent  for the Company,  nothing  herein
shall   be  deemed  to  relieve  FTC  of  any  of   its
obligations   under   the  Transfer   Agent   Servicing
Agreement.

11.  Notification of Error

     The  Company  will notify FTC of any balancing  or
control  error caused by FTC within three (3)  business
days  after receipt of any reports rendered by  FTC  to
the  Company, or within three (3) business  days  after
discovery of any error or omission not covered  in  the
balancing  or  control procedure, or within  three  (3)
business days of receiving notice from any shareholder.

12.  Proprietary and Confidential Information

     FTC  agrees on behalf of itself and its directors,
officers, and employees to treat confidentially and  as
proprietary information of the Company all records  and
other  information relative to the Company  and  prior,
present, or potential shareholders of the Company  (and
clients  of  said shareholders), and not  to  use  such
records and information for any purpose other than  the
performance   of   its  responsibilities   and   duties
hereunder,  except  after  prior  notification  to  and
approval  in  writing  by the Company,  which  approval
shall  not  be  unreasonably withheld and  may  not  be
withheld  where FTC may be exposed to civil or criminal
contempt  proceedings  for  failure  to  comply,   when
requested   to   divulge  such  information   by   duly
constituted authorities, or when so requested by the Company.

13.  Term of Agreement

     This  Agreement shall become effective as  of  the
date  hereof and, unless sooner terminated as  provided
herein,  shall  continue automatically  in  effect  for
successive  annual  periods.   This  Agreement  may  be
terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties.
However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

14.  Notices

     Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to:

     Firstar Trust Company
     Attn.:  Mutual Fund Services
     615 East Michigan Street
     Milwaukee, WI  53202

and notice to the Company shall be sent to:

     Badgley Funds, Inc.
     1420 Fifth Avenue, Suite 4400
     Seattle, WA  98101
     Attn:  Corporate Secretary

15.  Duties in the Event of Termination

     In the event that in connection with termination, a successor to any of FTC's duties or responsibilities hereunder is designated by the Company by written notice to FTC, FTC will promptly, upon such termination and at the expense of the Company transfer to such successor all relevant books, records, correspondence and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which FTC has maintained the same, the Company shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records and other data by such successor.

16.  Governing Law

     This  Agreement shall be construed  in  accordance
with  the  laws  of  the State of Wisconsin.   However,
nothing   herein  shall  be  construed  in   a   manner
inconsistent  with  the  1940  Act  or  any   rule   or
regulation promulgated by the SEC thereunder.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer in one or more counterparts as of the day and year first written above.


Badgley Funds, Inc.                FIRSTAR TRUST COMPANY


By:__________________              By:_______________________


Attest:______________              Attest:___________________

               Fund Accounting Services
                  Annual Fee Schedule

                                                       Exhibit A

        Separate Series of Badgley Funds, Inc.

        Name of Series                  Date Added

       Badgley Growth Fund            June 23, 1998
       Badgley Balanced Fund          June 23, 1998


Domestic Equity Funds
          $22,000 for the first $40 million
          1/100 of 1% (1 basis point) on the next $200 million
          .5/100 of 1% (.5 basis point) on average net assets exceeding $240 million

Domestic Balanced Funds
          $23,500 for the first $40 million
          1.5/100 of 1% (1.5 basis points) on the next $200 million 1/100 of 1% (1.0 basis point) on average net assets exceeding
            $240 million

Plus out-of-pocket expenses, including pricing service:

          Domestic and Canadian Equities    $.15
          Options                           $.15
          Corp/Gov/Agency Bonds             $.50
          CMO's                             $.80
          International Equities and Bonds  $.50
          Municipal Bonds                   $.80
          Money Market Instruments          $.80

If out-of-pocket expenses exceed $5,000 in any month, such expenses must be pre-approved by the Company.

Fees and out-of-pocket expenses are billed to the Fund monthly.